UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 11, 2012

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54384	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33913
(Address of principal executive offices)		(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 7, 2012, NeoGenomics, Inc. (“NeoGenomics”, and “the Company”) entered into a Settlement Agreement and Release with Ms. Sharon J. Lang, a former employee of the Company who had previously filed a complaint against the Company alleging Age Discrimination and Retaliation in connection with her termination from the Company. As part of this Agreement Ms. Lang agreed to dismiss with prejudice the entire complaint in exchange for NeoGenomics’ release of any and all claims it had against Ms. Lang for attorney’s fees or costs up to the date of the agreement. NeoGenomics provided no other cash or non-cash consideration to Ms. Lang pursuant to this Agreement. On September 11, 2012, the Honorable Matthew F. Kennelly for the United States District Court for the Northern District of Illinois – Eastern Division entered an order dismissing this complaint with prejudice with each party paying their own attorney’s fees and costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George Cardoza
George Cardoza
Chief Financial Officer

Date: September 12, 2012